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NEWS RELEASE                                         CONTACT: KATHERINE POTTER



                 CALPINE ANNOUNCES PROPOSED RULE 144A OFFERING
                    OF $200 MILLION OF SENIOR NOTES DUE 2007


         SAN JOSE, CALIF.--June 24, 1997--Calpine Corporation [NYSE:CPN], the San Jose, CA-based power company, announced today that it has proposed to make a Rule 144A offering of $200 million of Senior Notes Due 2007.

         Calpine expects to use the proceeds from the offering to refinance existing indebtedness and for general corporate purposes, including the development and acquisition of power generation facilities.

         The Senior Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         Calpine Corporation is a fully integrated power company, providing electricity and steam to customers in the United States and selected international markets.

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